EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-190221, 333-100070, 333-120657 and 333-162465 of QLT Inc. on Form S-8 of our reports dated February 25, 2016, relating to the consolidated financial statements and financial statement schedule of QLT Inc. and the effectiveness of QLT Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of QLT Inc. for the year ended December 31, 2015.

/s/ DELOITTE LLP

Vancouver, Canada February 25, 2016